THE NETPLEX GROUP, INC. EXHIBIT 11
                 SCHEDULE RE: COMPUTATION OF PER SHARE EARNINGS

                                                                             Three Months Ended          Six Months Ended
                                                                                 June 30,                    June 30,
                                                                        --------------------------    --------------------------
                                                                           1997           1996          1997            1996
                                                                        -----------    -----------    -----------    -----------
Primary Earnings(Loss) Per Share:
             Weighted average number of common shares outstanding         6,577,870      4,019,037      6,517,750      3,608,322
             Common stock equivalents from outstanding stock options              -(3)           -              -(3)           -
                                                                        -----------    -----------    -----------    -----------
               Average shares outstanding                                 6,577,870      4,019,037      6,517,750      3,608,322
                                                                        ===========    ===========    ===========    ===========

             Net loss                                                      (741,349)      (592,205)    (1,507,200)      (847,852)
             Preferred dividends                                             82,500              -        165,000              -
                                                                        -----------    -----------    -----------    -----------
               Loss attributable to Common                              $  (823,849)   $  (592,205)   $(1,672,200)   $  (847,852)
                                                                        ===========    ===========    ===========    ===========

             Primary Loss per share                                     $     (0.11)   $     (0.15)   $     (0.23)   $     (0.23)
                                                                        ===========    ===========    ===========    ===========

Fully Diluted Earnings (Loss) Per Share: (2)
             Weighted average number of common shares outstanding         6,577,870      4,019,037      6,517,750      3,608,322
             Preferred stock convertible into common shares (1)                   -(3)           -              -(3)           -
             Common stock equivalents from outstanding stock options              -(3)           -(3)           -(3)           -(3)
                                                                        -----------    -----------    -----------    -----------
               Average shares outstanding                                 6,577,870      4,019,037      6,517,750      3,608,322
                                                                        ===========    ===========    ===========    ===========

             Net loss                                                   $  (741,349)   $  (592,205)   $(1,507,200)   $  (847,852)
             Preferred dividends                                             82,500              -        165,000              -
                                                                        -----------    -----------    -----------    -----------
               Loss attributable to Common                              $  (823,849)   $  (592,205)   $(1,672,200)   $  (847,852)
                                                                        ===========    ===========    ===========    ===========

             Fully Diluted Loss Per Share (2)                           $     (0.13)   $     (0.15)   $     (0.26)   $     (0.23)
                                                                        ===========    ===========    ===========    ===========


(1)  The Company's convertible preferred stock is not a common stock equivalent.

(2) Fully -diluted EPS is within 3% of Primary EPS and is,thus, not required to be disclosed on the Condensed Consolidated Statement of Operations.

(3) As the Company is in a net loss position the effect of all options and warrants, including common stock equivalents is anti-dilutive and is thus not presented in the computations of loss per common share.